WISDOMTREE TRUST

SECRETARY’S CERTIFICATE

I, Ryan Louvar, Secretary of WisdomTree Trust, a Delaware statutory Trust (the “Trust”), do hereby certify that at a meeting of the Board of Trustees of the Trust, held on September 19, 2013, the Board of Trustees approved the following resolution, which terms remain in full force and effect.

RESOLVED, that Ryan Louvar and Sarah English, each an officer of the Trust, be, and each of them hereby is, authorized to execute and sign pursuant to power of attorney for: (i) Jonathan Steinberg, as President of the Trust signing on behalf of the Trust, or (ii) David Castano, as Treasurer of the Trust signing on behalf of the Trust, as the case may be, any documents required to be filed with the Securities and Exchange Commission (“SEC”) or deemed by such officers or counsel for the Trust to be appropriate for filing with the SEC to facilitate the registration of the Trust’s securities or its operations, including all amendments to the Trust’s Registration Statement on Form N-1A.

IN WITNESS WHEREOF, I have hereunto signed my name on behalf of the Trust on the 24th day of September, 2013.

By:	/s/ Ryan Louvar
Ryan Louvar Secretary WisdomTree Trust